UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2005

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 24, 2005, Hewitt Associates, Inc. issued a press release announcing the appointment of Bryan J. Doyle as president of Hewitt’s outsourcing business and the appointment of Perry O. Brandorff as president of Hewitt’s consulting business, effective April 1. The release also announced that Daniel J. Holland, Hewitt’s chief operating officer and manager of Hewitt’s North American region, will retire from the Company effective September 30, 2005. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Bryan J. Doyle (age 44) has been Hewitt’s Outsourcing—Line of Business Leader since 2000 and a director since April 2002. Previously, he managed Hewitt’s outsourcing business in the East U.S. Market Group and helped lead the initiative to set up the Company’s first two benefits outsourcing clients. Mr. Doyle joined the Company in 1984.

Perry O. Brandorff (age 46) has been Hewitt’s Manager—Europe Region since 2000. Prior to his current role, Mr. Brandorff managed the Company’s Southwest U.S. Market Group and the Company’s center in Dallas, Texas. He joined the Company in 1982 as an actuary. Mr. Brandorff is a Fellow of the Society of Actuaries and a Member of the Academy of Actuaries.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release issued by Hewitt Associates, Inc. on February 24, 2005 announcing certain senior management changes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ John M. Ryan
Name:	John M. Ryan
Title:	Chief Administrative Officer

Date: February 25, 2005

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Exhibit Index

Number	Description
99.1	Press release issued by Hewitt Associates, Inc. on February 24, 2005 announcing certain senior management changes.

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